Exhibit 10

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made by and between Tysons National Bank (the "Bank"), Tysons Financial Corporation (the "Company") and Terrie G. Spiro, (the "Executive") this ____ day of October, 1996.

                                   RECITALS:

         WHEREAS, The Bank and the Company presently employ the Executive as President and Chief Executive Officer pursuant to an Employment Agreement dated February 9, 1990, as amended ("Prior Agreement"), which the parties desire to supersede and replace with this Agreement; and

         WHEREAS, The Board of Directors of the Bank (the "Bank Board") and the Board of Directors of the Company (the "Company Board") recognize that the Executive's contribution to the growth and success of the Bank since the Bank's creation has been substantial. The Bank Board and the Company Board desire to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements which the Bank Board and the Company Board have determined will reinforce and encourage the continued dedication of the Executive to the Bank and the Company and will promote the best interests of the Bank, the Company and its stockholders.

         WHEREAS, The Executive is willing to continue to serve the Bank and the Company on the terms and conditions herein provided.

         NOW THEREFORE, In consideration of the foregoing, the mutual covenants contained herein, the recitals set forth above, which are hereby incorporated by reference herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. Employment. The Bank and the Company shall continue to employ the Executive, and the Executive shall continue to serve the Bank and the Company, as President and Chief Executive Officer upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities consistent with her position and which may be set forth in the Bank's or the Company's bylaws or assigned by the Bank Board or the Company Board from time to time. The Executive shall devote her full business time, attention, skill and efforts to the performance of her duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Bank and/or Company policy. The Executive may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing her personal investments, provided that such activities do not materially interfere with the performance of her duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Bank and the Company.

        2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for an initial term (the "Initial Term") of four (4) years, commencing as of January 1, 1996, and terminating on December 31, 1999; provided, however, this Agreement shall be automatically renewed after the Initial term for additional term(s) of one (1) year ("Renewal Terms") unless either party gives the other written notice of non-renewal not later than six (6) months prior to the expiration of the Initial Term or any Renewal Term.

        3.        Compensation and Benefits.

                  3.1 Base Compensation. The Bank shall pay the Executive a base annual salary ("Base Compensation") at a rate of not less than $130,000 per annum commencing January 1, 1996, and not less than $140,000 commencing January 1, 1997, in accordance with the salary payment practices of the Bank. The Bank Board (upon recommendation of the Personnel and Compensation Committee) shall review

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the Executive's  Base  Compensation  at least annually  (commencing for calendar year 1998 and each year thereafter) and may increase the Executive's Base Compensation if it determines in its sole discretion that an increase is appropriate. In making such determination, the Bank Board shall review peer group CEO compensation, and such other factors as the parties may agree upon; provided however, Base Compensation shall be increased by at least the Consumer Price Index. As used herein, the Term "Consumer Price Index" shall mean the "United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers" all items, Washington, D.C. standard Metropolitan Statistical Area Average (1982-1984 = 100.00) CPI-W, and any revisions of or substitutes for that Index.

                3.2 Directors Fees. The Bank and the Company shall also pay to the Executive Directors fees on the same basis as other directors of the Bank and the Company commencing January 1, 1996.

                3.3 Short Term Performance Bonus. Provided the Bank achieves appropriate regulatory ratings for safety and soundness, and based upon the performance of the Bank in relation to targets for earnings and asset growth established by the Bank Board, in consultation with the Executive, the Executive shall be entitled to receive a short term performance bonus ("Short Term Performance Bonus"), in cash, as a percentage of Base Compensation, payable within thirty (30) days after the completion of the year end financial statements as follows, with earnings growth and asset growth carrying a fifty percent (50%) weight and the payout between 10% and 30% being prorated on the basis of the percentage of performance level:

          payout              performance level
          ------              -----------------

           10%                    90%
           15%                   100%
           20%                   110%
           30%                   125% or more

For example, if Base Compensation for the year in question was $130,000 and the Executive's performance level was 95% of asset growth and 105% of earnings growth, the Short Term Performance Bonus would be $19,500, calculated as follows:


   Target       Base Compensation   Weight        Payout        Bonus
   ------       -----------------   ------        ------        -----
 Asset Growth      ($130,000)     x  (.5)   x     (12.5%)      = $ 8,125

 Earnings          ($130,000)     x  (.5)   x     (17.5%)      = $11,375
                                                                 -------

  Total                                                          $19,500

                3.4 Long Term Performance Bonus. Provided the Bank achieves appropriate regulatory ratings for safety and soundness, and based upon the performance of the Bank in relation to targets for earnings and asset growth established by the Bank Board, in consultation with the Executive, the Executive shall be entitled to receive a long term performance bonus ("Long Term Performance Bonus"), in the form of stock options for a dollar amount of shares calculated as a percentage of Base Compensation, to be awarded within thirty
(30) days after the completion of the year end financial statements as follows, with earnings growth and asset growth carrying a fifty percent (50%) weight and the payout between .25 and 1.00 being prorated on the basis of the percentage of performance level:


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         payout              performance level
         ------              -----------------

          .25                    90%
          .50                   100%
          .75                   110%
         1.00                   125% or more

Such stock  options  shall  constitute  incentive  stock  options  defined under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall be issued under the 1992 Stock Option Plan, as amended as of the issuance date, or any successor stock option plan or plans (the "Plan"), at an exercise price equal to the fair market value of the underlying shares at the issuance date, under terms and conditions substantially in the form of the Stock Option Grant Agreement attached hereto as Exhibit A.

For example, if Base Compensation for the year in question was $130,000 and at the time of the award, the price of the shares of common stock was $10 per share, and the Executive's performance level was 102% of asset growth and 93% of earnings growth, the Long Term Performance Bonus would be an award of the option to purchase 5704 shares at $10 per share, calculated as follows:


   Target       Base Compensation   Weight        Payout         Bonus
   ------       -----------------   ------        ------         -----

 Asset Growth      ($130,000)     x  (.5)   x     (.55)      = $ 35,750

 Earnings          ($130,000)     x  (.5)   x     (.3275)    = $ 21,287.50
                                                               -----------

  Total                                                        $ 57,037.50

            Total = $57,037.50  / $10 per share =  5704 option shares


                3.5 Grant of Option Upon Execution. Upon execution of this Agreement, the Company shall grant to the Executive an option ("Execution Option") to purchase six thousand (6,000) shares of stock of the Company at an exercise price of Eleven Dollars ($11). The Execution Option shall vest immediately as to 100% of the shares subject to such Option. Such stock option shall constitute an incentive stock option under Code section 422, if the exercise price equals or exceeds the fair market value of the underlying shares at the issuance date, and shall be issued under the Plan, as amended as of the issuance date, under the terms and conditions contained in the Stock Option Grant Agreement attached hereto as Exhibit B, which shall be executed between the parties as of the date of the execution of this Agreement.

                3.6 Other Benefit Plans. The Executive shall continue to participate in all retirement, welfare, life and health insurance, and other benefit plans or programs of the Bank now or hereafter applicable to the Executive or applicable generally to employees of the Bank or to a class of employees that includes senior executives of the Bank; provided (i) that during any period during the Term that the Executive is subject to a Disability (as defined in Paragraph 4.12), the amount of the Executive's compensation provided under this Paragraph 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Bank or the Company; and (ii) that the Executive's participation in the Plan shall be limited to the participation set forth in paragraphs 3.4 and 3.5, unless otherwise determined by the Bank Board and/or the Company Board.

                3.7 Automobile Expenses. The Bank shall continue to provide to the Executive an automobile owned or leased by the Bank of a make and model appropriate to the Executive's status or, in lieu thereof, shall provide the

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Executive  with an annual  allowance of not less than $7,500 to partially  cover the cost of the business use of an automobile owned or leased by the Executive.

                3.8 Dues reimbursement. The Bank shall continue to reimburse the Executive's reasonable expenses for dues for one country club and one dining club membership held by the Executive. The Bank shall pay the initiation fee for a membership in the name of Executive in a country club of the Executive's choice, not to exceed Twenty Thousand Dollars ($20,000) and to be payable in annual installments not to exceed Seven thousand dollars ($7,000). In the event that Executive terminates this Agreement during the Initial Term (other than a termination pursuant to Paragraph 4.15), or exercises her right not to renew at the end of the Initial Term or any Renewal Term; or in the event that the Bank terminates Executive's employment for Just Cause pursuant to paragraph 4.13, Executive shall reimburse the Bank the initiation fee paid by the Bank. Such reimbursement shall be paid on or before the Termination Date (as defined in paragraph 4.3).

                3.9 Expense Reimbursement. The Bank shall continue to reimburse the Executive for travel, seminar, and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the historic practices of the Bank.

                3.10 Bonus Targets for 1996. For the period January 1, 1996, through June 30, 1996, the budgetary goals for earnings and asset growth in connection with the bonus to be paid to Executive after the end of the fiscal year, shall be the goals heretofore established by the Bank Board for that period. The bonus for that period shall be determined by the Bank Board upon the recommendation of the Personnel and Compensation Committee. For the Period July 1, 1996, through December 31, 1996, the targets to be used in connection with Paragraphs 3.3 and 3.4, shall be established by the Bank Board, in consultation with the Executive, and the bonus for that period will be calculated in accordance with Paragraphs 3.3 and 3.4.

       4.       Termination.

                4.1 The Executive's employment under this Agreement may be terminated prior to the end of the Initial Term or any Renewal Term only as follows:

                         4.11  Upon the death of the Executive.

                         4.12 By the Bank due to the Disability of the Executive
                upon delivery of a Notice of Termination (as defined in Paragraph 4.2) to the Executive; As used herein, "Disability" shall mean the inability of the Executive, due to illness, accident, or any other physical or mental incapacity, to fulfill her obligations hereunder for a period of one hundred eighty
                (180) consecutive days during the term hereof.

                         4.13 The Bank or the Company may, by written  notice to
                the Executive, immediately terminate her employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Company Board and the Bank Board, the Executive's personal dishonesty, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, repeated refusal to carry out the written directions of the Bank Board or the Company Board, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive's part shall be considered "willful" unless she has acted, or failed to act,

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



                with an absence of good faith and without a reasonable belief that her action or failure to act was in the best interests of the Company or the Bank. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a two thirds (2/3) majority of the entire membership of the Company Board and the Bank Board at a meeting of such Boards called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before such Boards), finding that in the good faith opinion of such Boards the Executive was guilty of conduct constituting Just Cause and specifying the particulars thereof in detail.

                         4.14 By the Bank or the Company,  at any time,  without
                Just Cause, upon delivery of a Notice of Termination (as defined in paragraph 4.2) to the Executive. No Notice of Termination shall be given under this section unless there shall have been a vote of not less than a majority of the entire membership of the Company Board and the Bank Board at a meeting of such Boards called and held for that purpose.

                         4.15 By the Executive for Just Cause by delivering a Notice of Termination (as hereinafter defined in paragraph 4.2) stating with particularity the reasons for the giving of the Notice of Termination. Upon receipt of the Notice of Termination under this paragraph 4.15, the Bank and/or the Company shall have a thirty (30) day period within which to cure the circumstances set forth in the Notice of Termination given by the Executive. As used in this paragraph 4.15, Just Cause shall mean the occurrence of any of the following events that have not been consented to in writing by the Executive in advance: (i) the requirement that the Executive move her personal residence, or perform her principal executive functions, more than 35 miles from her primary office; (ii) the assignment to the Executive of duties and responsibilities materially different from those normally associated with her position as referenced in Paragraph 1 hereof; (iii) a failure to elect or re-elect the Executive to the Bank Board or the Company Board; or (iv) a material diminution or reduction in the Executive's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Bank.

              4.2 "Notice of Termination" shall mean a written notice of termination from the Bank or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. A Notice of Termination by the Bank without Just Cause shall be sufficient if it states that the termination is without Just Cause without further detail.

              4.3 "Termination Date" shall mean, in the case of the Executive's death, her date of death or the date upon which the employment of the Executive ceases.

              4.4 If the Executive's employment with the Bank and/or the Company shall be terminated during the Term (i) by reason of the Executive's death, or
(ii) by the Bank and/or the Company for Disability or Just Cause, the Bank shall pay to the Executive (or in the case of her death, the Executive's estate) within fifteen (15) days after the Termination Date a lump sum cash payment equal to all Base Compensation and Directors fees earned through the Termination Date. If the Termination Date occurs after the end of a fiscal year but before Executive has received any Short Term and/or Long Term Performance Bonuses to which she is

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



entitled for that fiscal year pursuant to the provisions of paragraphs 3.3 and 3.4, then Executive shall also be paid the Long Term and Short Term Performance Bonuses in accordance with the provisions of Paragraphs 3.3 and 3.4 above. Vested rights of the Executive relating to such matters as her 401(k) account, ESOP account, qualified pension plan and the like shall not be effected by such termination, but shall be governed by the terms of such plans and accounts.

                4.5 If the Executive's employment with the Bank and/or the Company shall be terminated by the Bank and/or the Company without Just Cause (pursuant to paragraph 4.14), the Executive shall be entitled to the following:

                         4.51 The Bank and/or the Company shall pay the Executive (i) in cash within fifteen (15) days after Termination Date an amount equal to all Base Compensation and Directors Fees earned through the Termination Date; and (ii) in the event that the Termination Date occurs after the end of a fiscal year but before Executive has received any Short Term and/or Long Term Performance Bonuses to which she is entitled for that fiscal year pursuant to the provisions of paragraphs 3.3 and 3.4, then Executive shall also be paid the Long Term and Short Term Performance Bonuses in accordance with the provisions of Paragraphs 3.3 and 3.4 above.

                         4.52 For the period from the  Termination  Date through
                the end of the Initial Term or the Renewal Term, the Bank or the Company shall pay to the Executive in cash at the end of each regular pay period of the Bank, an amount equal to the Base Compensation to which Executive is entitled pursuant to Paragraph 3.1 above; provided, however, in no event shall Executive be paid under this subsection for a period of less than twelve months.

                         4.53 For the period during which the Executive shall be
                entitled to payments under Paragraph 4.52 above (the "Continuation Period"), the Bank shall at its expense continue on behalf of the Executive and her dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to the Executive as of the Termination Date, or at any time thereafter to other similarly situated executives who continue in the employ of the Bank during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Paragraph
                4.53 during the Continuation Period shall be no less favorable to the Executive and her dependents and beneficiaries than the benefits available to Executive as of the Termination Date. The Bank's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Bank may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder; and

                         4.54 The  Executive  shall not be  required to mitigate
                the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Paragraph 4.53.

                4.6 The severance pay and benefits provided for in this Paragraph 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Bank severance or termination plan, program, practice or arrangement, except that termination of Executive's employment by the Bank and

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

or the Company without Just Cause within six (6) months before or upon the occurrence of a Change in Control (as defined in Paragraph 5.13) or by the Executive after the occurrence of a Change in Control, as hereinafter defined shall be covered by the provisions of paragraph 5 below and the provisions of this paragraph 4 shall not apply.

                4.7 In the event that the Bank Board and/or the Company Board elects not to renew Executive's contract pursuant to Paragraph 2, Executive shall be entitled to Base Compensation, Directors fees, Short Term and Long Term Performance Bonuses payable from the date of the Notice of Termination pursuant to Paragraph 2 to the end of the Initial Term or Renewal Term, as the case may be. In addition, Executive shall be entitled to be paid Base Compensation from the Termination Date for an additional period of six (6) months (the "Post Expiration Period"). During the Post Expiration Period, the Executive shall be entitled to the benefits set forth in Paragraph 4.53.

                4.8 In the event that the Executive terminates this Agreement for Just Cause pursuant to Paragraph 4.15, she shall be entitled to be paid her Base Compensation for an additional period of six (6) months after the Termination Date.
                4.9 This Agreement shall terminate immediately without further liability or obligation of the Bank or the Company to the Executive (i) if the Bank is closed or taken over by the Office of the Comptroller of the Currency or other supervisory authority, including the Federal Deposit Insurance Corporation; or (ii) if any such supervisory authority should exercise its cease and desist powers to remove the Executive from office.

        5.      Change in Control Provisions.

                5.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                                  5.11  "Base Amount" shall mean the amount of
the Executive's annual Base Compensation at the rate in effect immediately prior to the Change in Control.

                                  5.12   "Bonus Amount" shall mean the most
recent annual Short Term Performance Bonus paid or payable to the Executive, the full fiscal year ended prior to the fiscal year during which a Change in Control occurred.

                                  5.13  "Change in Control" as used herein shall
mean any of the following events:

                                           (A)  When the Company or the Bank
acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than an employee benefit plan established or maintained by the Company or the Bank, is or becomes the beneficial owner (as defined in Rule
13d-3 of the Exchange Act) directly  or   indirectly,   or  record  owner  of
securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

                                           (B)  Upon the first purchase of the
Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or an employee benefit plan established or maintained by the Company or the Bank);

                                           (C)  Upon the approval by the
Company's stockholders of (1) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (as

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

defined herein)),or (2) a sale or disposition of all or substantially all of the Company's assets;

                                           (D) If during any period of two
consecutive years, individuals who at the beginning of such period constitute the Board of Directors of either the Company or the Bank (the "Continuing Directors") cease for any reason to constitute at least a majority thereof;

                                           (E)     Upon a sale of (1) common
stock of the Bank if after such sale any person (as defined above), other than the Company or an employee benefit plan established or maintained by the Company or the Bank, owns a majority of the Bank's common stock or (2) all or substantially all of the Bank's assets; or

                                           (F)  Any other agreement, happening
or device which has substantially the same effect on control of the Company or the Bank as any of the foregoing.

        5.2 Upon termination of Executive's employment upon the occurrence of a Change in Control of the Bank or the Company, or upon Notice of Termination given by Executive pursuant to paragraph 5.3, as a consequence of a Change in Control, the Bank or the Company shall pay to Executive an amount equal to 2.0 multiplied by the Executive's Base Amount and Bonus Amount, provided, however, such payment shall be reduced to the extent necessary to eliminate the imposition of any taxes under Code Sections 280G and 4999 to such payment, if the amount of such payment thereby received by the Executive on an after tax basis would be higher than the amount of such payment the Executive would otherwise receive on an after tax basis had no reduction occurred. In the event that the Executive is entitled to any payments under this paragraph 5.2 and has already received any payments under the provisions of paragraph 4.5, such payments already received shall be deducted from any payment due under this paragraph 5.2.

        5.3 Notwithstanding any other provision of this Agreement to the contrary, the Executive may voluntarily terminate her employment under this Agreement within six (6) months following a Change in Control of the Company or the Bank, by giving Notice of Termination and the Executive shall thereupon be entitled to receive the payment described in Paragraph 5.2 of this Agreement, upon the occurrence of any of the following events, which have not been consented to in advance by the Executive in writing: (i) the requirement that the Executive move her personal residence, or perform her principal executive functions, more than 35 miles from her primary office as of the date of the
Change in Control; (ii) a material reduction in the Executive's Base Compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank and the Company to continue to provide the Executive with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to her under any of the Executive benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Company or the Bank which would directly or indirectly reduce any of such benefits in a material way or deprive the Executive of any material fringe benefit enjoyed by her at the time of the Change in Control, provided that such reduction is not part of a Bank-wide reduction which affects all employees or all similarly situated employees; (iv) the assignment to the Executive of duties and responsibilities materially different from those normally associated with her position as referenced in Paragraph 1 hereof; (v) a failure to elect or re-elect the Executive to the Bank Board or the Company Board, if the Executive is serving on such Boards on the date of the Change in Control; or (vi) a material diminution or reduction in the Executive's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Bank.

                5.4 Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C ss. 1828(k) and any regulations promulgated thereunder.

       6.       Trade Secrets; Covenant not-to-compete.

                6.1 The Executive shall not, at any time, either during the Initial Term or any Renewal Term or after the Termination Date, use or disclose any Trade Secrets of the Bank, except in fulfillment of her duties as the Executive during her employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form. As used herein. "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                6.2 Upon termination of Executive's employment hereunder, by the
Bank,  the Company or the  Executive,  for any reason,  for a period of eighteen
(18) months after the Termination  Date (the  "Non-Compete  Period"),  Executive
agrees that she will not engage in banking activities, in which a chartered state or national bank may at the time legally be engaged, within an area (the "Territory") comprised of Fairfax, Arlington, Prince William and Loudoun Counties, including the incorporated cities situated therein, and the City of Alexandria in the Commonwealth of Virginia. In the event that the Bank or the Company opens or acquires a location for its operations in any other jurisdiction, the county or the District of Columbia in which such location is opened or acquired shall be added to the Territory. During the Non-Compete Period, Executive further agrees that she will not directly or indirectly solicit or provide banking services to customers of the Bank or the Company.

       7.       Successors; Binding Agreement.

                7.1 This Agreement shall be binding upon and shall inure to the benefit of the Bank, their successors and assigns and the Company and the Bank shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                7.2 Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

       8. Fees and Expenses. The Bank shall pay legal fees and related expenses incurred by the Executive as a consequence of the negotiation and execution of this Agreement not to exceed Two Thousand Dollars ($2,000).

       9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of
Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Company:

                         Tysons Financial Corporation
                         8200 Greensboro Drive, Suite 100
                         McLean, Virginia  22102
                         Attention: Board of Directors
                         With a copy to: Secretary


        If to the Bank:

                         Tysons National Bank
                         8200 Greensboro Drive, Suite 100
                         McLean, Virginia  22102
                         Attention: Board of Directors
                         With a copy to: Secretary

        If to the Executive:

                         Terrie G. Spiro
                         105 Follin Lane, SE
                         Vienna, Virginia  22180

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. All notices and communications shall be deemed to have been received on the date of delivery thereof.

      10. Settlement of Claims. The Company's and the Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or the Bank may have against the Executive or others. The Company or the Bank may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      11. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive, the Bank, and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the Commonwealth of Virginia.

      13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes the Prior Agreement and, except for option and warrant agreements previously entered into between the Executive and the Company, any and all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

      15. Headings. The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.




                              TYSONS NATIONAL BANK

                          By:                                             (SEAL)
                              J. Patrick Rowland, Chairman of the Board


                                   TYSONS FINANCIAL CORPORATION


                               By:                                        (SEAL)
                              Richard Schwartz, Chairman of the Board


                              EXECUTIVE

                                                                          (SEAL)
                              Terrie G. Spiro